EXHIBIT 99-2





                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549

                                FORM 11-K
                              ANNUAL REPORT

                    Pursuant to Section 15(d) of the
                     Securities Exchange Act of 1934


               For the fiscal year ended December 31, 1997




                New York State Electric & Gas Corporation
           Tax Deferred Savings Plan for Hourly Paid Employees
        --------------------------------------------------------
                        (Full title of the plan)




                New York State Electric & Gas Corporation
        --------------------------------------------------------
      (Name of issuer of the securities held pursuant to the plan)




              P. O. Box 3287, Ithaca, New York  14852-3287
        --------------------------------------------------------
                 (Address of principal executive office)

                           REQUIRED INFORMATION

The Tax Deferred Savings Plan for Hourly Paid Employees ("Plan") is subject to the Employee Retirement Income Security Act of 1974 ("ERISA"). Therefore, in lieu of the requirements of Items 1-3 of Form 11-K, the financial statements and schedules of the Plan for the two fiscal years ended December 31, 1997 and 1996, which have been prepared in accordance with the financial reporting requirements of ERISA, are attached hereto as Appendix 1 and incorporated herein by reference.



                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Committee to administer the Tax Deferred Savings Plan for Hourly Paid Employees has duly caused this Annual Report to be signed by the undersigned hereunto duly authorized.

New York State Electric & Gas Corporation Tax
Deferred Savings Plan for Hourly Paid Employees




By           Richard R. Benson                      March 6, 1998
             Richard R. Benson
             Committee Member




By           Gerald E. Putman                       March 6, 1998
             Gerald E. Putman
             Committee Member




By           Sherwood J. Rafferty                   March 6, 1998
             Sherwood J. Rafferty
             Committee Member

                               APPENDIX 1

                NEW YORK STATE ELECTRIC & GAS CORPORATION
           TAX DEFERRED SAVINGS PLAN FOR HOURLY PAID EMPLOYEES


                     FINANCIAL STATEMENTS AS OF AND
             FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996,
           SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED
          DECEMBER 31, 1997 AND INDEPENDENT ACCOUNTANT'S REPORT

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Year ended December 31, 1997


                                     INDEX

Report of Independent Accountants......................................  1
Statement of Net Assets Available for Benefits, With Fund
   Information--December 31, 1997......................................  3
Statement of Net Assets Available for Benefits, With Fund
   Information--December 31, 1996......................................  5
Statement of Changes in Net Assets Available for Benefits, With
   Fund Information--Year ended December 31, 1997......................  7
Statement of Changes in Net Assets Available for Benefits, With
   Fund Information--Year ended December 31, 1996......................  9
Notes to Financial Statements.......................................... 11
Line 27a - Schedule of Assets Held for Investment Purposes--
  December 31, 1997.................................................... 16
Line 27d - Schedule of Reportable Transactions--Year ended
  December 31, 1997.................................................... 17
Consent of Independent Accountants..................................... 18

                  REPORT OF INDEPENDENT ACCOUNTANTS

Tax Deferred Savings Plan for Hourly Paid Employees
  Administrative Committee
New York State Electric & Gas Corporation

We have audited the accompanying statements of net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1997, and reportable transactions for the year ended December 31, 1997, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose historical cost of certain plan assets held by the Plan trustee. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.





                                         COOPERS & LYBRAND L.L.P.

Syracuse, New York
February 20, 1998

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                                Statement of Net Assets Available for Benefits, With Fund Information
                                                          December 31, 1997


                                                                             Fund Information
                                      ------------------------------------------------------------------------------------------
                                                                                                         Guaranteed
                                         Capital                   Government     Money       Company    Investment
                                       Appreciation     Equity     Obligation     Market       Stock      Contract
                                          Fund           Fund         Fund        Fund         Fund         Fund       Subtotal
                                      ------------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts                                                                         $934,229      $934,229
  Common stock of New York State
    Electric & Gas Corporation                                                             $41,878,933                41,878,933
  Other                                $31,603,236    $36,449,436  $2,869,360  $8,223,054                             79,145,086
Loans to participants
                                       -----------------------------------------------------------------------------------------
Net assets available for benefits      $31,603,236    $36,449,436  $2,869,360  $8,223,054  $41,878,933    $934,229  $121,958,248
                                       =========================================================================================




See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                                                          December 31, 1997



                                                               Fund Information
                                      -----------------------------------------------------------------------
                                                                 Asset       Asset        Asset
                                          Subtotal    Global   Allocation  Allocation   Allocation
                                          Brought     Growth     Growth     Balanced   Conservative     Loan
                                          Forward      Fund    Portfolio   Portfolio    Portfolio       Fund        Total
                                      -------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts         $934,229                                                                 $934,229
  Common stock of New York State
    Electric & Gas Corporation          41,878,933                                                               41,878,933
  Other                                 79,145,086 $4,593,473  $3,052,861  $2,397,014    $897,356                90,085,790
Loans to participants                                                                               $3,615,518    3,615,518
                                      -------------------------------------------------------------------------------------
Net assets available for benefits     $121,958,248 $4,593,473  $3,052,861  $2,397,014    $897,356   $3,615,518 $136,514,470
                                      =====================================================================================




See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                                Statement of Net Assets Available for Benefits, With Fund Information
                                                          December 31, 1996





                                                                             Fund Information
                                      -----------------------------------------------------------------------------------------
                                                                                                         Guaranteed
                                         Capital                   Government     Money       Company    Investment
                                       Appreciation     Equity     Obligation     Market       Stock      Contract
                                          Fund           Fund         Fund        Fund         Fund         Fund       Subtotal
                                      -----------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts                                                                        $909,182      $909,182
  Common stock of New York State
    Electric & Gas Corporation                                                             $30,474,962               30,474,962
  Other                                $21,069,829    $24,203,575  $2,188,125  $7,090,991                            54,552,520
Loans to participants
                                      -----------------------------------------------------------------------------------------
Net assets available for benefits      $21,069,829    $24,203,575  $2,188,125  $7,090,991  $30,474,962   $909,182   $85,936,664
                                      =========================================================================================




See notes to financial statements.

                                               New York State Electric & Gas Corporation
                                          Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Net Assets Available for Benefits, With Fund Information (Continued)
                                                          December 31, 1996






                                                               Fund Information
                                      -------------------------------------------------------------------------
                                                                 Asset        Asset        Asset
                                          Subtotal    Global   Allocation   Allocation   Allocation
                                          Brought     Growth     Growth      Balanced   Conservative    Loan
                                          Forward      Fund    Portfolio    Portfolio    Portfolio      Fund         Total
                                      --------------------------------------------------------------------------------------
Assets
Investments:
  Guaranteed investment contracts         $909,182                                                                  $909,182
  Common stock of New York State
    Electric & Gas Corporation          30,474,962                                                                30,474,962
  Other                                 54,552,520  $2,346,254  $1,202,133  $1,076,226    $317,023                59,494,156
Loans to participants                                                                                $3,271,689    3,271,689
                                      --------------------------------------------------------------------------------------
Net assets available for benefits      $85,936,664  $2,346,254  $1,202,133  $1,076,226    $317,023   $3,271,689  $94,149,989
                                      ======================================================================================





See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                     Year ended December 31, 1997

                                                                             Fund Information
                                       -----------------------------------------------------------------------------------------
                                                                                                          Guaranteed
                                         Capital                  Government     Money        Company     Investment
                                       Appreciation    Equity     Obligation     Market        Stock       Contract
                                          Fund          Fund         Fund         Fund         Fund          Fund      Subtotal
                                       -----------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation in fair
    value of investments                $4,012,004   $1,782,131      $51,898                $18,190,650              $24,036,683
  Dividends:
    New York State Electric & Gas Corp.                                                       1,938,123                1,938,123
    Other                                1,855,288    4,543,786      152,689                                           6,551,763
  Interest on investments                                                        $367,183                  $41,465       408,648
  Interest on loans to participants
                                       -----------------------------------------------------------------------------------------
                                         5,867,292    6,325,917      204,587      367,183    20,128,773     41,465    32,935,217
Contributions:
  Employer                                                                                    1,366,877                1,366,877
  Employee                               3,171,474    2,517,069      259,143      660,812     1,719,575                8,328,073
Interfund transfers (net)                1,893,969    4,106,114      303,454      684,308   (11,013,324)    (4,370)   (4,029,849)
                                       -----------------------------------------------------------------------------------------
               Total additions          10,932,735   12,949,100      767,184    1,712,303    12,201,901     37,095    38,600,318
Deductions
Withdrawal benefits - stock                                                                     764,427                  764,427
Withdrawal benefits - cash                 374,941      698,258       88,320      585,155                   11,051     1,757,725
Transfers to Salaried Plan                  14,498       (4,947)      (3,364)      (9,612)        1,685        997          (743)
Administrative fees                          9,889        9,928          993        4,697        31,818                   57,325
                                       -----------------------------------------------------------------------------------------
               Total deductions            399,328      703,239       85,949      580,240       797,930     12,048     2,578,734
                                       -----------------------------------------------------------------------------------------
Net increase                            10,533,407   12,245,861      681,235    1,132,063    11,403,971     25,047    36,021,584
Net assets available for benefits
  at beginning of year                  21,069,829   24,203,575    2,188,125    7,090,991    30,474,962    909,182    85,936,664
                                       -----------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $31,603,236  $36,449,436   $2,869,360   $8,223,054   $41,878,933   $934,229  $121,958,248
                                       =========================================================================================
See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                    Statement of Changes in Net Assets Available for Benefits, With Fund Information (Continued)
                                                    Year Ended December 31, 1997

                                                                             Fund Information
                                           -------------------------------------------------------------------------
                                                                        Asset        Asset        Asset
                                             Subtotal      Global     Allocation   Allocation   Allocation
                                             Brought       Growth       Growth      Balanced   Conservative   Loan
                                             Forward        Fund      Portfolio    Portfolio    Portfolio     Fund        Total
                                           ---------------------------------------------------------------------------------------
Additions
Investment Income:
  Net appreciation (depreciation)
    in fair value of investments           $24,036,683   $(498,081)   $110,570     $33,286         $290                $23,682,748
  Dividends:
    New York State Electric & Gas Corp.      1,938,123                                                                   1,938,123
    Other                                    6,551,763     828,154     199,394     188,363       51,509                  7,819,183
  Interest on investments                      408,648                                                                     408,648
  Interest on loans to participants                                                                         $269,052       269,052
                                           ---------------------------------------------------------------------------------------
                                            32,935,217     330,073     309,964     221,649       51,799      269,052    34,117,754
Contributions:
  Employer                                   1,366,877                                                                   1,366,877
  Employee                                   8,328,073     585,218     342,257     234,491       77,341                  9,567,380
Interfund transfers (net)                   (4,029,849)  1,378,794   1,231,670     870,006      451,343       98,036
                                           ---------------------------------------------------------------------------------------
               Total additions              38,600,318   2,294,085   1,883,891   1,326,146      580,483      367,088    45,052,011
Deductions:
Withdrawal benefits - stock                    764,427                                                                     764,427
Withdrawal benefits - cash                   1,757,725      45,015      32,480       4,891                    23,259     1,863,370
Transfers to Salaried Plan                        (743)        786                                                              43
Administrative fees                             57,325       1,065         683         467          150                     59,690
                                          ----------------------------------------------------------------------------------------
               Total deductions              2,578,734      46,866      33,163       5,358          150       23,259     2,687,530
                                          ----------------------------------------------------------------------------------------
Net increase                                36,021,584   2,247,219   1,850,728   1,320,788      580,333      343,829    42,364,481
Net assets available for benefits
  at beginning of year                      85,936,664   2,346,254   1,202,133   1,076,226      317,023    3,271,689    94,149,989
                                          ----------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                          $121,958,248  $4,593,473  $3,052,861  $2,397,014     $897,356   $3,615,518  $136,514,470
                                          ========================================================================================
See notes to financial statements.
                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                           Statement of Changes in Net Assets Available for Benefits, With Fund Information
                                                     Year ended December 31, 1996

                                                                             Fund Information
                                       -----------------------------------------------------------------------------------------
                                                                                                          Guaranteed
                                         Capital                   Government     Money        Company    Investment
                                       Appreciation    Equity      Obligation     Market        Stock      Contract
                                          Fund          Fund          Fund        Fund          Fund         Fund      Subtotal
                                       -----------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation)
    in fair value of investments          $665,174   $2,070,273     $(57,134)               $(6,182,420)             $(3,504,107)
  Dividends:
    New York State Electric & Gas Corp.                                                       2,018,810                2,018,810
    Other                                1,319,941    2,032,642      140,882                                           3,493,465
  Interest on investments                                                        $314,406                   $39,433      353,839
  Interest on loans to participants
                                         ---------------------------------------------------------------------------------------
                                         1,985,115    4,102,915       83,748      314,406    (4,163,610)     39,433    2,362,007
Contributions:
  Employer                                                                                    1,270,641                1,270,641
  Employee                               2,611,340    2,157,860      316,813      691,248     2,496,687                8,273,948
Interfund transfers (net)                2,889,489    1,027,182     (311,124)   1,856,065    (5,215,922) (2,229,905)  (1,984,215)
                                       -----------------------------------------------------------------------------------------
               Total additions           7,485,944    7,287,957       89,437    2,861,719    (5,612,204) (2,190,472)   9,922,381
Deductions
Withdrawal benefits - stock                                                                     926,667                  926,667
Withdrawal benefits - cash                 262,877      450,334       24,278      199,764                    28,917      966,170
Transfers to Salaried Plan                  35,431       (6,559)      13,256      (13,792)       57,471       1,341       87,148
Administrative fees                         12,367       12,336        1,788        7,603        44,029          11       78,134
                                       -----------------------------------------------------------------------------------------
               Total deductions            310,675      456,111       39,322      193,575     1,028,167      30,269    2,058,119
                                       -----------------------------------------------------------------------------------------
Net increase (decrease)                  7,175,269    6,831,846       50,115    2,668,144    (6,640,371) (2,220,741)   7,864,262
Net assets available for benefits
  at beginning of year                  13,894,560   17,371,729    2,138,010    4,422,847    37,115,333   3,129,923   78,072,402
                                       -----------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                       $21,069,829  $24,203,575   $2,188,125   $7,090,991   $30,474,962    $909,182  $85,936,664
                                       =========================================================================================
See notes to financial statements.

                                              New York State Electric & Gas Corporation
                                         Tax Deferred Savings Plan for Hourly Paid Employees
                    Statement of Changes in Net Assets Available for Benefits, With Fund Information (Continued)
                                                    Year Ended December 31, 1996

                                                                             Fund Information
                                           ------------------------------------------------------------------------
                                                                      Asset       Asset        Asset
                                             Subtotal     Global    Allocation  Allocation   Allocation
                                             Brought      Growth      Growth     Balanced   Conservative      Loan
                                             Forward       Fund     Portfolio   Portfolio    Portfolio        Fund      Total
                                           --------------------------------------------------------------------------------------
Additions
Investment income:
  Net appreciation (depreciation)
    in fair value of investments            $(3,504,107)   $73,346     $65,077    $48,385       $5,324                $(3,311,975)
  Dividends:
    New York State Electric & Gas Corp.       2,018,810                                                                 2,018,810
    Other                                     3,493,465    163,865      61,017     72,630       17,003                  3,807,980
  Interest on investments                       353,839                                                                   353,839
  Interest on loans to participants                                                                         $233,793      233,793
                                           --------------------------------------------------------------------------------------
                                              2,362,007    237,211     126,094    121,015       22,327       233,793    3,102,447
Contributions:
  Employer                                    1,270,641                                                                 1,270,641
  Employee                                    8,273,948    425,319     185,155    175,342       42,229                  9,101,993
Interfund transfers (net)                    (1,984,215)   791,571     500,440    356,823      100,576       234,805
                                           --------------------------------------------------------------------------------------
               Total additions                9,922,381  1,454,101     811,689    653,180      165,132       468,598   13,475,081
Deductions
Withdrawal benefits - stock                     926,667                                                                   926,667
Withdrawal benefits - cash                      966,170     25,591       2,837      9,944       20,589        13,169    1,038,300
Transfers to Salaried Plan                       87,148       (208)                                                        86,940
Administrative fees                              78,134      1,018         550        465          154                     80,321
                                          ---------------------------------------------------------------------------------------
               Total deductions               2,058,119     26,401       3,387     10,409       20,743        13,169    2,132,228
                                          ---------------------------------------------------------------------------------------
Net increase                                  7,864,262  1,427,700     808,302    642,771      144,389       455,429   11,342,853
Net assets available for benefits
  at beginning of year                       78,072,402    918,554     393,831    433,455      172,634     2,816,260   82,807,136
                                          ---------------------------------------------------------------------------------------
Net assets available for benefits
  at end of year                            $85,936,664 $2,346,254  $1,202,133 $1,076,226     $317,023    $3,271,689  $94,149,989
                                          =======================================================================================
See notes to financial statements.


                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                          December 31, 1997 and 1996


1.   DESCRIPTION OF THE HOURLY PLAN

The New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees (the Hourly Plan) was established effective January 1, 1986 to provide for before-tax contributions in accordance with Internal Revenue Code (Code) Section 401(k).

The Hourly Plan is for the exclusive benefit of New York State
Electric & Gas Corporation (company) employees who are eligible to participate under the Hourly Plan provisions.


2.   SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements are prepared on an accrual basis and in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments

Investments consisting of the company's publicly traded common stock and various Putnam Investment vehicles are carried at current value using the market price at closing on the last business day of the year.

Guaranteed investment contracts are valued at contract value (which approximates fair market value) which represents contributions plus interest thereon at the contract rate.

The change during the period between fair value and carrying value is reflected in the statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.

Contributions

Contributions to the Hourly Plan are allocated to participant accounts. Participants have full and immediate vesting rights in employee and employer contributions, investment earnings and other amounts allocated to their accounts.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                           December 31, 1997 and 1996


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Contributions (Continued)

During 1996 an employee covered by a collective bargaining agreement was eligible for participation in the Hourly Plan generally upon completion of at least 1,000 hours of service during the 12 consecutive month period beginning on the date of employment or any anniversary thereof. Effective January 1, 1997, an employee may become a participant in the Hourly Plan as of the first day of any calendar month that commences after the completion of the employee's first 30 days of employment.

Employee contributions, with certain exceptions, range from 1% to 15% of the participant's base compensation plus any overtime pay. Subject to limitations stipulated by the Code, a participant's total contribution could not exceed $9,500 per year in 1997 and 1996.

During 1997 and 1996, the company contributed solely to the Company Stock Fund an amount equivalent to 25% of the participant's contributions to any fund (up to 1.5% of the participant's annual base compensation as of the first day of the year).

Benefit Payments

Distributions from the Capital Appreciation Fund, Equity Fund, Government Obligation Fund, Money Market Fund, Guaranteed Investment Contract Fund, Global Growth Fund and the Asset Allocation Funds are made in cash. Distributions from the Company Stock Fund are made in either whole shares of the company's common stock or in cash, as specified by the participant and subject to approval by the Hourly Plan's administrative committee.

As of December 31, 1997, plan assets include approximately
$13,014,630 in amounts allocated to participants who have withdrawn from the Hourly Plan, due to termination, retirement or disability but for which disbursement of funds have not yet occurred.

Loans

Participants may, under certain circumstances, borrow against their account balances. The principal amount of the loan is subject to certain limitations as defined in the Hourly Plan document. The term of the loan may not exceed five years, and the interest rate established by the Hourly Plan's administrative committee provides the Hourly Plan with a return commensurate with the interest rate charged by persons in the business of lending money for loans which would be made under similar circumstances.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                         Notes to Financial Statements

                           December 31, 1997 and 1996


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans (Continued)

Interest rates range from 6.5% to 10.5%. The loan must be repaid by payroll deductions over the term of the loan. Loan payments are credited to an applicable fund based upon the participant's election. If a participant's employment terminates for any reason, the loan will become immediately due and payable.

Plan Termination

Although the company has not expressed any intent to terminate the Hourly Plan, it has the right to discontinue contributions at any time and terminate the Hourly Plan. In the event of termination of the Hourly Plan, the net assets of the Hourly Plan are set aside, first for payment of all Hourly Plan expenses and, second, for distribution to the participants, based upon the balances in their individual accounts.


3.   INVESTMENTS

Contributions by the participants are invested, at the election of the participant, in one or a combination of the following nine funds: (1) the Capital Appreciation Fund, a mutual fund, consisting primarily of common stock; (2) the Equity Fund, a mutual fund, consisting primarily of common stock; (3) the Government Obligation Fund, a mutual fund, consisting of securities that are backed by the full faith and credit of the United States Government; (4) the Money Market Fund, a mutual fund, consisting of money market instruments; (5) the Company Stock Fund, consisting of common stock of the company; (6) the Global Growth Fund, a mutual fund, consisting primarily of U.S. and international common stocks; or (7) the three Asset Allocation Funds, consisting primarily of equity and fixed income securities. Effective January 1, 1992, the Guaranteed Investment Contract Fund did not accept any new investments. Prior to November 18, 1988, the Guaranteed Investment Contract Fund consisted of investments in insurance contracts that guaranteed an effective annual rate of interest through a specified period, and effective November 18, 1988, included investments in securities and other obligations issued by any company that guaranteed an effective annual rate of interest through a specified period.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Notes to Financial Statements

                           December 31, 1997 and 1996


4.   INCOME TAX STATUS

The company has received a determination letter from the Internal Revenue Service, dated June 3, 1994, that the Hourly Plan qualifies as a tax deferred savings plan under Sections 401(a) and 401(k) of the Code. The Plan has been amended subsequent to the receipt of the latest determination letter. However, the Plan's administrator and tax counsel believe that the Plan is designed and currently being operated in compliance with the applicable requirements of the Code.

5.   TRANSACTIONS WITH PARTIES-IN-INTEREST

All administrative fees are paid by the participants in the Hourly Plan. Audit and legal fees are paid by the company.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                          Notes to Financial Statements

                           December 31, 1997 and 1996


6.   UNITS OF PARTICIPATION

Total number of units and net asset value per unit during the period from January 1, 1996 to December 31, 1997, by quarter, are as follows:

              Capital            Equity         Government         Money
            Appreciation          Fund          Obligations        Market
          ----------------  ----------------  --------------  ---------------
           Units    $ Unit   Units    $ Unit   Units  $ Unit   Units   $ Unit

01/01/96    911,119  15.25  1,072,991  16.19  162,093  13.19  4,422,847  1.00
03/31/96    969,930  16.19  1,114,522  17.05  169,630  12.79  6,456,405  1.00
06/30/96  1,061,344  16.81  1,169,993  17.46  172,589  12.61  6,268,397  1.00
09/30/96  1,145,709  17.55  1,208,239  17.87  168,490  12.63  6,553,174  1.00
12/31/96  1,303,300  16.12  1,341,891  18.02  170,548  12.83  7,090,710  1.00
03/31/97  1,358,302  15.30  1,408,476  18.39  186,779  12.61  7,097,744  1.00
06/30/97  1,380,272  18.03  1,475,906  20.67  188,508  12.87  7,340,477  1.00
09/30/97  1,463,732  20.00  1,551,289  21.80  190,789  13.01  7,429,360  1.00
12/31/97  1,658,963  19.05  1,865,375  19.54  219,202  13.09  8,223,054  1.00

              Global          Allocation        Allocation      Allocation
              Growth            Growth           Balanced      Conservative
          --------------    --------------    --------------  --------------
           Units  $ Unit     Units  $ Unit     Units  $ Unit   Units  $ Unit

01/01/96   91,947   9.99     39,383  10.00     45,011   9.63   18,724   9.22
03/31/96  115,061  10.58     51,375  10.52     59,709   9.99   19,667   9.32
06/30/96  147,799  10.95     67,076  11.01     72,131  10.36   20,331   9.46
09/30/96  167,564  11.11     78,838  11.41     80,959  10.71   21,925   9.69
12/31/96  216,844  10.82    106,550  11.23    102,596  10.49   29,464   9.58
03/31/97  246,884  10.94    136,839  11.58    126,436  10.71   48,853   9.56
06/30/97  268,802  12.49    154,139  12.64    137,476  11.55   46,944  10.16
09/30/97  330,922  12.99    177,828  13.55    161,704  12.21   61,263  10.62
12/31/97  461,192   9.96    247,596  12.33    215,365  11.13   90,006   9.97

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

           Line 27a - Schedule of Assets Held for Investment Purposes

                               December 31, 1997


                                       Balance Held at               Market
Name of Issuer and Title of Issue         End of Year     Cost **    Value
-----------------------------------------------------------------------------
Capital Appreciation Fund
  *Putnam Voyager Fund              1,658,963 shares             $31,603,236

Equity Fund
  *Putnam Fund for Growth
     and Income                     1,865,375 shares              36,449,436

Government Obligation Fund
  *Putnam U.S. Government
     Income Trust                     219,202 shares               2,869,360

Money Market Fund
  *Putnam Money Market Fund         8,223,054 shares               8,223,054

Global Growth Fund
  *Putnam Global Growth Fund          461,192 shares               4,593,473

Asset Allocation Growth Portfolio
  *Putnam Asset Allocation - Growth
   Portfolio                          247,596 shares               3,052,861

Asset Allocation Balanced Portfolio
  *Putnam Asset Allocation - Balanced
   Portfolio                          215,365 shares               2,397,014


Asset Allocation Conservative
 Portfolio
  *Putnam Asset Allocation
   Conservative Portfolio              90,006 shares                 897,356
                                                                  -----------
 Total                                                            $90,085,790
                                                                  ===========
Company Stock Fund
  *New York State Electric & Gas
     Corporation common stock       1,179,688 shares              $41,878,933
                                                                  ===========
Guaranteed Investment Contracts                       $934,229       $934,229
                                                      =======================
Loans to participants - interest
  rates from 6.5% to 10.5%                                         $3,615,518
                                                                  ===========

*  Denotes a party-in-interest.
** Information pertaining to the historical cost was not available from the Trustee.

                   New York State Electric & Gas Corporation
              Tax Deferred Savings Plan for Hourly Paid Employees

                 Line 27d - Schedule of Reportable Transactions

                         Year ended December 31, 1997



                                                       Current Value
                                                        of Asset on
                                Purchase    Selling     Transaction   Net Gain
     Description of Assets       Price       Price         Date        (Loss)
-------------------------------------------------------------------------------

Category (iii) - Series of transactions in excess of 5% of plan assets

Company Stock Fund - Purchases
 *New York State Electric
    & Gas Corporation
    Common Stock               $6,502,145               $6,502,145

Company Stock Fund - Sales
  *New York State Electric
     & Gas Corporation        $10,758,893              $10,758,893
     Common Stock                        $13,288,823    13,288,823   $2,529,930






There were no category (i), (ii), or (iv) reportable transactions during 1997.

*  Denotes a party-in-interest.

                 Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-16201) pertaining to the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees of our report dated February 20, 1998, with respect to the financial statements and schedules of the New York State Electric & Gas Corporation Tax Deferred Savings Plan for Hourly Paid Employees for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.




                                         COOPERS & LYBRAND L.L.P.


Syracuse, New York
March 26, 1998